Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-221328) on Form S-8 pertaining to the 2017 Employee Share Purchase Plan of Gramercy Property Trust,
(2)	Registration Statement (Form S-3 No. 333-213192) on Form S-3 of Gramercy Property Trust (related to the Dividend Reinvestment and Share Purchase Plan),
(3)	Registration Statement (Form S-8 No. 333-212222) on Form S-8 pertaining to the 2016 Equity Plan of Gramercy Property Trust,
(4)	Registration Statement (Form S-3 No. 333-208717) on Form S-3 of Gramercy Property Trust,
(5)	Registration Statement (Form S-8 No. 333-189694) on Form S-8 pertaining to the 2013 Equity Plan of Gramercy Property Trust (formerly known as Chambers Street Properties), and
(6)
Registration Statement (Form S-8 No. 333-208716) on Form S-8 pertaining to the 2015 Equity Incentive Plan, the 2012 Inducement Equity Incentive Plan and the 2004 Equity Incentive Plan of Gramercy Property Trust Inc.;

(7)	Registration Statement (Form S-3 No. 333-219049) on Form S-3

of our report dated February 28, 2018, with respect to the consolidated financial statements and schedules of GPT Operating Partnership LP included in this Annual Report (Form 10-K) of GPT Operating Partnership LP for the year ended December 31, 2017.

/s/ Ernst & Young LLP

New York, New York
February 28, 2018